Exhibit 10.1

CERTAIN PERSONAL INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K. REDACTED PORTIONS ARE INDICATED WITH THE NOTATION “[***]”.

COMMERCIAL LEASE AGREEMENT

THIS LEASE is made this 21st day July, 2015 by and among BH Georgia Properties, LLC (“Landlord”) and Bakotic Pathology Associates, LLC (“Tenant”).

WITHNESSETH:

1.
PREMISES. Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, provided for and contained herein to be paid, kept and performed by Tenant, leases and rents unto Tenant, and Tenant hereby leases and takes upon the terms and conditions which hereinafter appear, the following described property (“Premises”), to wit: Approximately 25,816 Rentable Square Feet and being known as 6240 Shiloh Road, Alpharetta, GA 30005.
2.
TERM. The Tenant shall have and hold the Premises for a term of One Hundred Twenty (120) months beginning the 1st day of August, 2015.
3.
RENTAL. Tenant agrees to pay to Landlord as stated in this Lease without demand and annual rental of (See Exhibit “A”) payable in equal monthly installments of (See Exhibit “A”) in advance on the first day of each calendar month during the term hereof. Rental for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly rental due.
4.
LATE CHARGES. If Landlord fails to receive all or any portion of a rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord, as additional rental, a late charge equal to five (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.
5.
SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution of this lease $0.00 as a security deposit which shall be held by Landlord, without liability to Tenant for any interest thereon, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease of Tenant. If any of the rents or other charges or sums payable by Tenant to Landlord shall be overdue and unpaid or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall upon demand restore the security deposit to the original sum deposited. In the event Tenant furnishes Landlord with proof that all utility bills have been paid through the date of Lease termination, and performs all of Tenant’s other obligations under this Lease, the security deposit shall be returned in full to Tenant within thirty (30)

days after the date of the expiration or sooner termination of the term of this lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.
6.
UTILITY BILLS. Tenant shall pay all utility bills, including but not limited to water, sewer, gas, electricity, fuel, light and heat bills for the Premises and the Tenant shall pay all charges for garbage collection or other sanitary charges.
7.
USE OF PREMISES. The Premises shall be used for Medical Laboratory and office purposes only and no other. The Premises shall not be used for any illegal purposes, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises.
8.
ABANDONMENT OF PREMISES. Tenant agrees not to abandon or vacate the Premises during the term of this Lease and agrees to use the Premises for the purposes herein leased until the expiration hereof.
9.
TAX AND INSURANCE ESCALATION. Tenant shall pay upon demand by Landlord as additional rental during the term of this Lease, and any extension or renewal thereof, the amount by which all taxes (including but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises for each tax year exceed all taxes on the Premises for the tax year 2015. In the event the Premises are less than the entire property assessed for such taxes for any such tax year, then the tax for any such year applicable to the Premises shall be determined by proration on the basis that the rentable floor area of the Premises bears to the rentable floor area of the entire property assessed. If the final year of the Lease term fails to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the pro rata part of such tax year beyond the Lease term. If such taxes for the year in which the Lease terminates are not ascertainable before payment of the last month’s rental, then the amount of such taxes assessed against the Property for the previous tax year shall be used as a basis for determining the pro rata share, if any, to be paid by Tenant for that portion of the last Lease year. Tenant shall further pay, upon demand, its pro rata share of the excess cost of fire and extended coverage insurance including any and all public liability insurance on the building over the cost for the first year of the Lease term for each subsequent year during the term of this Lease. Tenant’s pro rata portion of increased taxes or share of excess cost of fire and extended coverage and liability insurance, as provided herein, shall be payable within fifteen (15) days after receipt of notice from Landlord as to the amount due.
10.
INDEMINTY AND WAIVER OF CLAIMS. Except of the extent caused by the negligence or willful misconduct of Landlord or any of its trustees, members, principals, beneficiaries, partners, officers, directors, employees, lenders and agents (the “Landlord Related Parties”), Tenant hereby waives all claims against and releases Landlord and Landlord Related Parties from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure. For the purpose of this Lease, the term “Force Majeure” shall mean any circumstances beyond the reasonable control of the Landlord and shall include, but not be limited to, acts of God, fire, flood, severe or adverse weather events, an outbreak of hostilities, war, riot, civil disturbance, acts of terrorism, strike or lockouts or any act of any governmental authority. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord

Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties, or any of Tenant’s transferees, contractors or licensees. Except to the extent caused by the gross negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the common areas of the Building or acts or omissions (including violation of Law) of Landlord or the Landlord Related Parties.
11.
INSURANCE. Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial general Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00 and (b) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than B+VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), any lender of Landlord and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk or Causes of Loss — Special Form property insurance on the Building at not less than one hundred percent (100%) replacement cost value as reasonably estimated by Landlord.
12.
SUBROGATION. Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. The party requesting a waiver shall be responsible for any expenses associated with obtaining same.
13.
REPAIRS BY LANDLORD. Landlord agrees to keep in good repair the generator, roof, foundations and exterior walls of the Premises (excluding all glass and excluding all exterior doors) and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence or intentional wrongful acts of Tenant, its brokers, employees or invitees. Landlord shall make all HVAC (air conditioning) repairs that exceed the maintenance agreement procured by Tenant. If the Premises are part of a larger building or group of buildings, then to the extent that the grounds are common areas, Landlord shall maintain the grounds surrounding the building, including paving, the mowing of grass, care of shrubs and general landscaping. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair.
14.
REPAIRS BY TENANT. Tenant accepts the Premises in their present condition and as suited for the uses intended by Tenant. Tenant shall, throughout the initial term of this Lease, and any extension or renewal thereof, at its expense, maintain in good order and repair the Premises including any improvements located thereon, except those repairs expressly required to be made by Landlord hereunder. Tenant is responsible for procuring a maintenance agreement for the HVAC system (air conditioner) which includes regular filter changes. Tenant agrees to return the Premises to Landlord at the expiration, or prior to termination of this Lease, in as good condition and repair as when first received, natural wear and tear, damage by storms, fire, lightning, earthquake or other casualty alone excepted.
15.
ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld. Tenant shall promptly remove any alterations, additions or improvements constructed in violation of this Paragraph 15 upon Landlord’s written request. All approved alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord, free of any liens or encumbrances. Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) at the termination of this Lease and to restore the Premises to its prior condition, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the termination of this Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery or equipment.
16.
REMOVAL OF FIXTURES. Tenant may (if not in default hereunder) prior to the expiration of this Lease, any extension or renewal thereof, remove all fixtures and equipment which it has placed in the Premises, provided Tenant repairs all damage to the Premises caused by such removal.
17.
DESTRUCTION OF OR DAMAGE TO PREMISES. If the Premises are totally destroyed by storm, fire lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction and rental shall be accounted for as between Landlord and Tenant as of that date. If the Premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of the Premises has been destroyed and Landlord shall restore the Premises to substantially the same condition as before damage as speedily as is practicable, whereupon full rental shall recommence. Additionally, if the Premises cannot be reasonably expected to be restored to substantially the same condition as before the damage within sixty (60) days after damage, then Tenant may terminate this Lease with thirty (30) days advance written notice.

18.
GOVERNMENTAL ORDERS. Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority made necessary by reason of Tenant’s occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant’s occupancy. It is mutually agreed, however, between landlord and Tenant, that if in order to comply with such requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one year’s rent, then Landlord or Tenant who is obligated to comply with such requirements may terminate this Lease by giving written notice of termination to the other party by certified mail, which termination shall become effective sixty (60) days after receipt of such notice and which notice shall eliminate the necessity of compliance with such requirements by giving such notice unless the party giving such notice of termination shall, before termination becomes effective, pay to the party giving notice all cost of compliance in excess of one year’s rent or secure payment of said sum in manner satisfactory to the party giving notice.
19.
CONDEMNATION. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes herein leased, are condemned by any legally constituted authority for any public use or purposes, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to receive compensation and damage caused by condemnation from the condemner. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided. Broker may become a party to the condemnation proceeding for the purpose of enforcing his rights under this paragraph.
20.
ASSIGNMENT AND SUBLETTING. Tenant shall not, without prior written consent of landlord, which shall not be unreasonably withheld, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. The assignee of Tenant, at the option of Landlord, shall become liable to Landlord for all obligations of Tenant hereunder. Landlord agrees to provide written consent or declination of consent within a period of thirty (30) days from the date of initial written request from Tenant.
21.
EVENTS OF DEFAULT. The happening of any one or more of the following events (hereinafter any one of which may be referred to as an (“Event of Default”) during the term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant. (A) tenant fails to pay the rental within ten (10) days after it is due; (B) Tenant abandons or vacates the premises; (C) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this lease after Tenant has received notice of such failure and has the opportunity to cure within thirty (30) days of receiving such notice; (D) Tenant is adjudicated bankrupt; (E) a permanent receiver is appointed for Tenant’s property and such receiver is not removed within sixty (60) days after written notice from Landlord to tenant to obtain such removal; (F) Tenant, either voluntarily or involuntarily, takes advantage of any debt or relief proceedings under the present or future law, whereby the rent or any part thereof is, or is proposed to be reduced or payment thereof deferred; (G) Tenant makes an assignment for benefit of creditors; or (H) Tenant’s effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.
22.
REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, landlord, in addition to any and all other rights or remedies it may have at law or in equity shall have the option of pursuing any one or more of the following remedies: (A)Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified was the date herein originally fixed as the termination date of the term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice; (B) Landlord may, without terminating this Lease, declare immediately due and payable all monthly rental and additional rent due and coming due under this Lease for the entire remaining term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term; upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of the Premises during the term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this clause (B) less all costs, expenses and attorneys’ fees of Landlord incurred in connection with the reletting of the Premises; or (C) landlord may, from time to time without terminating this Lease and without releasing Tenant in whole or in part from Tenant’s obligation to pay monthly rental and additional rent and perform all of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and after making such alterations and repairs, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon each reletting, all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees, and of costs of such alterations and repairs, third to the payment of the monthly rental and additional rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied against payments of future monthly rental and additional rent as the same may become due and payable hereunder; in no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including monthly rental and additional rent; if such rentals received from such reletting during any month are less than those to be paid during the month by Tenant hereunder, including monthly rental and additional rent, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly; Tenant shall also pay Landlord as soon as ascertained and upon demand all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by the rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

Tenant acknowledges that the Premises are to be used for commercial purposes, and Tenant expressly waives the protections and rights set forth in Official Code of Georgia Annotated Section 44-7-52.

23.
EXTERIOR SIGNS. Tenant shall place no signs upon the outside walls or roof of the Premises except with the written consent of the Landlord. Any and all signs placed on the Premises by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs, and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incidents to such removal.
24.
LANDLORD’S ENTRY OF PREMISES. If written notice of termination has been previously received by Landlord from Tenant, Landlord may card the Premises “For Rent” or “For Sale” one hundred twenty (120) days before the termination of this Lease. Landlord, upon 24 hours’ notice, may enter the Premises at reasonable hours to exhibit the Premises to prospective purchasers or tenants, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, and to make repairs required of Landlord under the terms hereof or to make repairs to Landlord’s adjoin property, if any.
25.
EFFECT OF TERMINATION OF LEASE. Unless there is a mutually agreed upon written agreement between the Landlord and the Tenant to the contrary, no termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to termination thereof.
26.
SUBORDINATION. At the option of Landlord, Tenant agrees that this Lease shall remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the “Security Deeds”) affecting the Premises, and Tenant shall promptly execute and deliver to Landlord such certificate or certificates in writing as landlord may request, showing the subordination of the Lease to such Security Deeds, and in default of Tenant so doing, Landlord shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of Tenant, this authority being hereby declared to be coupled with an interest and to be irrevocable. Tenant shall upon request from Landlord at any time and from time to time execute, acknowledge and deliver to Landlord a written statement certifying as follows: (A) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (B) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (C) the date to which any rent and other charges have been paid in advance, if any; and (D) such other matters as Landlord may reasonably request. Tenant irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this paragraph.
27.
ESTOPPEL CERTIFICATE. At any time and from time to time, Tenant shall execute, acknowledge, and deliver to Landlord and to such assignee, mortgagee or other party as may be designated by Landlord, a certificate (in a form to be specified by Landlord) stating; (i) that by such certificate the Lease is ratified; (ii) the commencement date and the date on which Tenant entered into occupancy of the Premises; (iii) the amount of the monthly portion of base rent and additional rent payable hereunder; (iv) that the Lease (and any modifications) represents the entire agreement between the parties as to the Premises and is in full force and effect; (v) the expiration date; (vi) that, as of the date of the certificate, there are no defaults by Landlord or Tenant under the Lease; (vii) the amount of base rent and security deposit which has been deposited with Landlord; (viii) the month and year through which base rent and additional rent have been paid; (ix) that no actions, voluntary or involuntary, are pending against Tenant under the bankruptcy laws of the United States or any State thereof; (x) that the person executing the certificate is duly authorized to execute the same on behalf of Tenant, and that the certificate is and shall be binding on Tenant, its successors and assigns; (xi) that Tenant has not requested any repairs or replacements to the Premises or any other part of the Project that are Landlord’s responsibility under the Lease and that have not been completed; and (xii) such other matters relating to the Lease as requested by Landlord. if Tenant fails to deliver such certificate to Landlord within ten (10) days after written request by Landlord, Tenant shall be deemed to have approved the contents of the certificate as submitted to Tenant by Landlord at the time of written request therefore, and Landlord is hereby authorized to so certify. Tenant hereby expressly acknowledges and agrees that Landlord, any such assignee, mortgagee or other party shall be entitled to rely upon the certificate so certified by Landlord or any certificate delivered by Tenant hereunder.
28.
QUIET ENJOYMENT. So long as Tenant observes and performs the covenants and agreements contained herein, it shall at all times during the Lease term peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.
29.
NO ESTATE IN LAND. This Lease shall create the relationship of landlord and Tenant between the parties hereto. No estate shall pass out of landlord. Tenant has only a usufruct not subject to levy and sale, and not assignable by Tenant except by Landlord’s consent.
30.
HOLDING OVER. If Tenant remains in possession of the Premises after expiration of the term hereof, with landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the monthly rental which is in effect at the end of this Lease in accordance with Paragraph 3 and there shall be no renewal of this Lease by operation of law. If Tenant remains in possession of the Premises after expiration of the term hereof without Landlord’s acquiescence, Tenant shall be a tenant at sufferance and commencing on the date following the date of such expiration, the monthly rental payable under Paragraph 3 above shall for each month, or fraction thereof during which Tenant so remains in possession of the Premises, be 150% of the monthly rental which is in effect at the end of this Lease in accordance with Paragraph 3 and there shall be no renewal of this Lease by operation of law.

31.
ATTORNEY’S FEES. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorney’s fees to be fixed by the court in such action or proceeding, in an amount at least equal to fifteen percent of any damages due from the non-prevailing party. Furthermore, landlord and Tenant agree to pay the attorney’s fees and expenses (A) the other party to this Lease (either Landlord or Tenant) if it is made a party to litigation because of its being a party to this Lease and when it has not engaged in any wrongful conduct itself, and (B) Broker if Broker is made a party to litigation because of its being a party to this Lease and when Broker has not engaged in any wrongful conduct itself.
32.
RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative and not restrictive of those given by law.
33.
WAIVER OF RIGHTS. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliances by tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of landlord’s right to demand exact compliance with the terms hereof.
34.
ENVIRONMENTAL LAWS. Landlord represents to the best of its knowledge and belief, (A) the Premises are in compliance with all applicable environmental laws, and (B) there are not excessive levels (as defined by the Environmental Protection Agency) of radon, toxic waste or hazardous substances on the Premises. Tenant represents and warrants that Tenant shall comply with all applicable environmental laws and that Tenant shall not permit any of his employees, brokers, contractors or subcontractors or any person present on the Premises to generate, manufacture, store dispose or release on, about, or under the Premises any toxic waste or hazardous substances which would result in the Premises not complying with any applicable environmental law-.
35.
TIME OF ESSENCE. Time is of the essence of this Lease.
36.
DEFINITIONS. “Landlord” as used in this Lease shall include the undersigned, its heirs, representatives, assigns and successors in title to the Premises, “Tenant” shall include the undersigned and its heirs, representatives, assigns and successors, and if this Lease shall be validly assigned or sublet, shall include also Tenant’s assignees or subtenants as to the Premises covered by such assignment or sublease. “Broker” shall include the undersigned, its successors, assigns, heirs and representatives. “Landlord” “Tenant” and “Broker” include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.
37.
NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by U.S. Certified Mail, return receipt requested, postage prepaid or a nationally recognized overnight courier with delivery tracking. Notice shall be deemed received three days after an item is mailed. Broker shall be copied with all required or permitted notices. Notices to tenant shall be delivered or sent to the address shown below, except that upon Tenant’s taking possession of the Premises, then the Premises shall be Tenant’s address for notice purposes. Notices to Landlord and Broker shall be delivered or sent to the addresses hereinafter stated, to wit:

Landlord BH Georgia Properties, LLC 6240 Shiloh Road

Alpharetta, GA 30005

ATTN: Bradley W. Bakotic

Tenant Bakotic Pathology Associates, LLC

6240 Shiloh Road

Alpharetta, GA 30005

ATTN: Scott Bakotic

All notices shall be effective upon delivery. Any party may change his notice address upon written notice to the other parties.

38.
ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.
39.
SPECIAL STIPULATIONS. Any special stipulations are set forth in the attached Exhibit “A”. Insofar as said special stipulations conflict with any of the foregoing provisions, said special stipulations shall control.

Tenant acknowledges that Tenant has read and understands the terms of this Lease and has received a copy of it.

IN WITNESS WHEREOF, Landlord Tenant, Broker and Co-Broker have hereunto set their hands and seals as of the date indicated below.

LANDLORD: BH Georgia Properties, LLC

By: /s/ Bradley W. Bakotic (Seal)

Name: Bradley W. Bakotic

Title: CEO

Address: 6240 Shiloh Road, Alpharetta, GA 30005

Phone: [***]

Fax: [***]

Date: 7/21/15

TENANT: Bakotic Pathology Associates, LLC

By: /s/ Scott Bakotic 7/21/15 (Seal)

Name: Scott Bakotic, CFO

Address: 6240 Shiloh Road, Alpharetta, GA 30005

Phone: [***]

Fax: [***]

Exhibit A

1. Base Rental on 25,816 Sq Ft:

	Rate PSF	Annual Rent	Monthly Rent
Months 1-12	$13.00	$335,608.00	$27,967.33
Months 13-24	$13.26	$342,320.16	$28,526.68
Months 25-36	$13.53	$349,166.56	$29,097.21
Months 37-48	$13.80	$356,149.89	$29,679.16
Months 49-60	$14.07	$363,272.89	$30,272.74
Months 61-72	$14.35	$370,538.35	$30,878.20
Months 73-84	$14.64	$377,949.12	$31,495.76
Months 85-96	$14.93	$385,508.10	$32,125.67
Months 97-108	$15.23	$393,218.26	$32,768.19
Months 109-120	$15.54	$401,082.63	$33,423.55

FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT

THIS FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT (hereinafter referred to as the “First Amendment”), is made and entered into effective as of the 11th day of January, 2016, by and between BH GEORGIA PROPERTIES, LLC a Georgia limited liability company (“Landlord”) and BAKOTIC PATHOLOGY ASSOCIATES, LLC, a Georgia limited liability company (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain lease dated as of July 21, 2015, (the Lease), pursuant to which Tenant leased certain premises containing 25,816 rentable square feet located at 6240 Shiloh Road, Alpharetta, Georgia 30005; and

WHEREAS, Landlord and Tenant desire to further modify and amend the Lease in order to increase the rentable square footage.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1) Section 1 – PREMISES: Landlord and Tenant do hereby modify and amend the rentable square footage under the Lease as follows:

-25,816 sq ft is amended to add an additional 3,283 sq ft totaling 29,099 sq ft

2) Section 3 – RENTAL: Landlord and Tenant do hereby modify and amend Exhibit “A” adding the additional square feet to the annual rent.

3) For purposes of this First Amendment, unless otherwise expressly provided herein, all terms and conditions of the Lease remain in force.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date first written above.

LANDLORD:

BH GEORGIA PROPERTIES, LLC,

a Georgia limited liability company

By: /s/ Bradley W. Bakotic

Name: Bradley W. Bakotic

Title: CEO

TENANT:

BAKOTIC PATHOLOGY ASSOCIATES, LLC,

a Georgia limited liability company

By: /s/ Scott Bakotic

Name: Scott Bakotic

Title: CFO

Exhibit A

as Amended 1/11/2016

1.
Base Rental on 29,099 Sq Ft:

	Rate PSF	Annual Rent	Monthly Rent
Months 1-12	$13.00	$378,287.00	$31,523.92**
Months 13-24	$13.26	$385,852.74	$32,154.40
Months 25-36	$13.53	$393,569.79	$32,797.48
Months 37-48	$13.80	$401,441.19	$33,453.43
Months 49-60	$14.07	$409,470.01	$34,122.50
Months 61-72	$14.35	$417,659.41	$34,804.95
Months 73-84	$14.64	$426,012.60	$35,501.05
Months 85-96	$14.93	$434,532.86	$36,211.07
Months 97-108	$15.23	$443,223.51	$36,935.29
Months 109-120	$15.54	$452,087.98	$37,674.00

** January shall be prorated for 21 days. Tenant moved in January 11, 2016.
(3,283 X $13.00 = $3,556.58 / 31 = $114.73 X 21 = $2,409.33)
January Rent shall be $30,376.66

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made and entered into as of the 23rd day of September, 2024 (the “Effective Date”), by and between GREENLEAF INVESTMENT PARTNERS L060, LLC (“Landlord”), a Delaware company, and BAKOTIC PATHOLOGY ASSOCIATES, LLC (“Tenant”).

WITNESSETHTHAT:

WHEREAS, Landlord and Tenant are parties to that certain Commercial Lease Agreement, dated July 21, 2015 (the “Original Lease”), as amended by that certain First Amendment to Commercial Lease Agreement dated January 11, 2016 (the “First Amendment”), and Landlord, as successor in interest to BH Georgia Properties, (“Original Landlord”), currently leases to Tenant the Premises consisting of 29,099 square feet (the “Premises”) located at 6240 Shiloh Rd. Alpharetta, GA 30005 (“Property”). The Original Lease, as amended by the First Amendment, shall hereinafter be collectively referred to as the “Lease”; and

WHEREAS, Landlord and Tenant desire to amend the Lease commencing on August 1, 2025. Tenant and Landlord agree to renew the Lease for a term of eighty-four (84) months commencing on August 1, 2025 and terminating on July 31, 2032

WHEREAS, all capitalized terms used, but not otherwise defined, herein shall have the meaning(s) ascribed to such term(s) in the Lease.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended, and the parties hereto do hereby agree as follows:

1. In the event of a conflict between the Lease and this Second Amendment, the terms of this Second Amendment shall control.

2. This Lease, as previously amended, and as amended herein, shall continue with the renewal of the lease of the Premises, commencing on August 1, 2025 and expiring at the end of eighty-four (84) months, which is July 31, 2032 (hereinafter “Renewal Term”).

3. Tenant agrees to pay Landlord as monthly base rate $15.54 per RSF during the Renewal Term, subject to escalate at two percent (2.0%) per annum on the anniversary date. Base rates for the term are as shown in Exhibit “A” of this Second Amendment.

4. Paragraph 9 of the Lease is hereby amended so that the amount of taxes on the Premises payable by Tenant as additional rent shall be the amount by which all taxes (as defined in the Lease) on the Premises for each tax year exceed all taxes on the Premises for the tax year 2025. Paragraph 9 of the Lease is hereby further amended to provide that the Tenant’s pro rata share of the excess cost of fire and extended coverage insurance, including any and all public liability insurance, shall be the extent to which said insurance costs exceed the costs for the first year of the Renewal Term for each subsequent year during the Renewal Term.

5. Paragraph 10 is hereby amended by replacing the first sentence with the following: Except to the extent caused by the negligence or willful misconduct of the other party, both Landlord and Tenant hereby waive all claims against the other party and release the other party for any injury to or death of persons, damages to property or business loss in any manner related to Force Majeure. Paragraph 10 is further amended such that the indemnity obligations of the Landlord shall apply to any acts or omission of the Landlord on the “Premises” and any common areas.

6. Landlord, at its sole cost and expense (i.e., not as part of any Additional Rent and/or Operating Expenses), will be responsible for all capital improvement expenses incurred at the Property (throughout the initial term of the Lease and the Renewal Term) as outlined in Exhibit “B” of this Second Amendment. Landlord will be responsible for making the capital improvements outlined in Exhibit “B” within a reasonable time, taking into account the availability of the contractor and or the supplies and equipment needed, after the Commencement Date of this Second Amendment, but in no event later than August 1, 2025, and for the modernization of the elevator within a reasonable time, taking into account the availability of the contractor and or the supplies and equipment needed, after the Commencement Date of this Second Amendment.

7. Paragraph 13 of the Lease is hereby amended to provide that the exclusionary language in the second line of Paragraph 13 for exterior glass and doors, is deleted such that Landlord is responsible for the repair and maintenance of exterior glass and doors. Paragraph 14 of the Lease is hereby further amended to provide that the failure of the Landlord to make necessary repairs and capital improvements as required by the Lease and this Second Amendment shall, at the election of Tenant, be considered an event of default. Tenant agrees to give Landlord written notice of any such default on the part of Landlord. If Landlord fails to cure the default within thirty (30) days after receipt of written notice from Tenant specifying the default, Tenant shall have the right, but not the obligation, to make the necessary repairs. Tenant may then deduct the reasonable cost of such repairs from the next installment(s) of Base Rent due, provided that Tenant submits to Landlord detailed invoices or receipts evidencing the costs incurred.

8. Paragraphs 15 and 16 of the Lease are hereby amended such that the terms “damage” or “material damage” with regard to Tenant’s obligation to return the building to Landlord shall not include normal wear and tear.

9. Paragraph 24 is hereby amended to delete the reference to “Landlord’s adjoin property”.

10. Tenant shall have the continuous right to terminate this Lease at any time after the end of the 24th month of the Renewal Term in the event of a merger, acquisition, or similar corporate restructuring, that results in a change of control or ownership of either Tenant or any entity with a majority ownership interest in Tenant. Termination will require Tenant to provide the Landlord six (6) months written notice to terminate. Upon termination and payment of the fee, the Tenant must vacate and surrender the Premises in the required condition, with no further obligations except those that explicitly survive termination. The termination fee shall be seven (7) months of rent based on the monthly rental rate at the time Tenant provides Landlord with written notice of termination.

11. Notices. Any notice, demand or other communication to be provided hereunder to a party hereto shall be (a) in writing; (b) deemed to have been given (i) five (5) business days after being sent in the United States Mail, postage prepaid, (ii) one (1) business day after being sent by nationally recognized overnight courier for overnight delivery, or (iii) immediately upon its actual delivery; and (c) addressed to Tenant at the address set forth in the Lease or to Landlord at the address set forth below, or such other place as Landlord or Tenant may specify in writing to the other upon at least ten (10) days prior notice:

Landlord & Payments: Greenleaf Management, LLC

Landlord’s Address: 3081 Holcomb Bridge Road, Suite A2

Norcross, GA 30071

Attn: Bako

Landlord’s Email: [***]

12. Multiple Counterparts. This Second Amendment may be executed in two or more counterparts, each of which is to be deemed an original for all purposes, but all of which together shall constitute one and the same instrument. Furthermore, the parties agree that this Second Amendment may be executed and transmitted between them by electronic mail and that those signatures shall have the effect of original signatures relative to this Second Amendment.

13. Brokers. Tenant represents and warrants to Landlord that (i) NAI Brannen Goddard has represented the Tenant in connection with the extension of the term of this Lease, and the negotiation of this Second Amendment, (ii) No other agent has represented Tenant in connection with the extension of the term of the Lease and/or negotiation of this Second Amendment, (iii) other than NAI Brannen Goddard, no broker agent, commission salesperson, or other persons has represented Tenant in connection with the extension of the term of the Lease, and/or the negotiation of this Second Amendment, and (iv) other than to NAI Brannen Goddard, no commissions, fees, or compensation of any kind are due and payable by Landlord in connection herewith to any broker, agent, commission salesperson, or other persons, as a result of any act or agreement of Tenant.

14. Effectiveness; Entire Agreement. Landlord and Tenant hereby ratify and affirm the Lease, and except as expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect. The Lease and this Second Amendment constitute the entire agreement of Landlord and Tenant with respect to the subject matter herein. To the extent of any inconsistency between the Lease and this Second Amendment, the terms of this Second Amendment shall control. This Second Amendment may be executed in several counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same Second Amendment. This Second Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from one copy of this Amendment and attached to another copy in order to form one or more counterparts. Signature pages exchanged by facsimile or email shall be fully binding. Each party hereby affirms that there exists no default or event of default on its part under the terms of the Lease and that it has no offset rights, claims or counterclaims against the other party.

EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Second Amendment, the terms of this Second Amendment shall control.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.

LANDLORD:

GREENLEAF INVESTMENT PARTNERS L060, LLC

/s/ Mark Buchanan

TENANT:

BAKOTIC PATHOLOGY ASSOCIATES, LLC

/s/ Scott Bakotic

TENANT REP BROKER:

NAI BRANNEN GODDARD

/s/ David Dixon

EXHIBIT A

Base Rent Table

Base Rent. Tenant shall continue to pay Base Rent for the Premises through the current expiration date in the same manner and amounts as set forth in the Lease. Commencing on August 1, 2025, Tenant shall pay Base Rent for the Premises, including expansion as follows, which Base Rent shall be payable in the same manner as set forth in the Lease:

Term	Monthly Base Rent	Annual Base Rent
8/1/2025 - 7/31/2026	$37,683.21	$452,198.46
8/1/2026 - 7/31/2027	$38,434.93	$461,219.15
8/1/2027 - 7/31/2028	$39,210.90	$470,530.83
8/1/2028 - 7/31/2029	$39,986.88	$479,842.51
8/1/2029 - 7/31/2030	$40,787.10	$489,445.18
8/1/2030 - 7/31/2031	$41,611.57	$499,338.84
8/1/2031 - 7/31/2032	$42,436.04	$509,232.50